EXHIBIT 23.3

                        [LETTERHEAD OF COOPERS & LYBRAND]



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Geotek Communications, Inc. on Form S-3 (Nos. 33-49548, 33-55506, 33-57530, 33-61034, 33-72820, 33-78540, 33-85296, 33-62073, 33-62327, 33-64117, 33-64533,
333-2849, 333-8731 and 333-21199), Form S-4 (No. 33-62333) and Form S-8 (No.
33-67144) on our audits of the financial statements of National Band Three Limited as of 31 December 1996 and 1995, and for the years ended 31 December 1996 and 1995, which report is included in this Annual Report on Form 10-K.





                                                          COOPERS & LYBRAND



London, United Kingdom
27 March 1997